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                                                                     EXHIBIT 5.1

                         KOHRMAN JACKSON & KRANTZ P.L.L.

                                ATTORNEYS AT LAW
                        20th FLOOR, ONE CLEVELAND CENTER
                              CLEVELAND, OHIO 44114



                                     -------
                                  216-696-8700
                                   TELECOPIER
                                  216-621-6536


                                January 31, 1997


Hawk Corporation
Suite 30-5000
200 Public Square
Cleveland, Ohio  44114

Gentlemen:

         We have acted as counsel for Hawk Corporation, a Delaware corporation ("Hawk"), and the domestic subsidiaries of Hawk listed on Exhibit A attached hereto (the "Guarantors" and, together with Hawk, the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to
(i) the exchange by the Company of $100,000,000 aggregate principal amount of its outstanding 10 1/4% Senior Notes due 2003 (the "Notes") for $100,000,000 aggregate principal amount of its Series B 10 1/4% Senior Notes due 2003 (the "Exchange Notes") and (ii) the unconditional guarantees (the "Guarantees") of the Exchange Notes by the Guarantors, each as described in the Registration Statement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Indenture, the Notes and the form of Exchange Note that are being filed with the Commission as exhibits to the Registration Statement (collectively, the "Documents"), as well as such other public and corporate documents, records and certificates of officers of the Company as we have deemed necessary or appropriate in connection with this opinion.

         In rendering the opinions set forth below, we have assumed the following: (a) the authenticity of all documents submitted to us as originals;
(b) the conformity of any documents submitted to us as copies to their respective originals; (c) the authenticity of all signatures (other than those of officers and directors of the Company) of the persons executing the Documents and the documents and instruments executed pursuant to the terms thereof; (d) the legal capacity of all natural persons; (e) the accuracy of all reports and certificates received from public officials; (f) as


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KOHRMAN JACKSON & KRANTZ P.L.L.

Hawk Corporation
January 31, 1997
Page 2

to persons other than the Company, the power and authority to execute and deliver, the due authorization, execution and delivery of, and the validity, binding effect and enforceability against such persons of, the Documents and all documents, instruments and agreements contemplated by the Documents; (g) the due execution, authentication, issuance and delivery by the Trustee of the Exchange Notes in exchange for the Notes as provided for in the Indenture; and (h) that the proceeds to be received by each Guarantor in connection with the Offering constitute adequate consideration for the Guarantee to which such Guarantor is a party.

         In opining herein, we have made no independent investigation of the applicable facts other than a review of (a) information in our files and (b) certificates of officers of the Company.

         Based upon the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that (a) the Exchange Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Notes as described in the Registration Statement and the Indenture, will constitute valid and legally binding obligations of the Company, and (b) the Guarantees, when executed in accordance with the provisions of the Indenture and when the Exchange Notes are delivered in exchange for the Notes as described in the Registration Statement and the Indenture, will constitute valid and legally binding obligations of the Guarantors, in each case enforceable in accordance with and subject to the terms thereof.

         The opinions set forth above are subject to the following qualifications: (a) the enforceability against any party of any instrument or obligation referred to in this opinion is subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally; and (b) the enforceability against any party of any instrument or obligation referred to in this opinion is subject to general principles of equity and the discretion of a court in granting equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to an implied covenant of good faith and fair dealing.

         Notwithstanding anything herein to the contrary, we express no opinion as to: (a) the enforceability of provisions regarding the waiver of various substantive and procedural rights of the Guarantors; (b) the validity of any indemnification or contribution provision to the extent the same may be subject to prohibitions against indemnification for liabilities under applicable federal or state laws and regulations relating to securities or by policies underlying such laws and regulations; (c) the validity and enforceability of any agreement, covenant or understanding that legal fees may be paid by, or are collectible from, a defaulting party; or (d) the enforceability of any provision of any Guarantee that purports to restrict the right, if any, of any Guarantor under Ohio Revised Code section 1341.04 to require the holders of the Exchange Notes, upon the demand of such Guarantor, to commence an action against the Company, to proceed with due diligence to obtain judgment against


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KOHRMAN JACKSON & KRANTZ P.L.L.

Hawk Corporation
January 31, 1997
Page 3

the Company and to recover by execution the amount thereof, as a condition precedent to the enforcement of the Guarantee against such Guarantor.

         The foregoing opinions are limited to matters of federal law, the General Corporation Law of the State of Delaware and the laws of the State of Ohio. We are qualified to practice law only in the State of Ohio and do not purport to be experts in the laws of any other state other than the General Corporation Law of the State of Delaware.

         We bring to your attention that Byron S. Krantz, a partner of this firm, is a stockholder, a director and the Secretary of Hawk and a director and the Secretary of each of the Guarantors, and that Marc C. Krantz, a partner of this firm, is an Assistant Secretary of Hawk and each of the Guarantors.

         The opinions set forth herein are solely for the use and benefit of the addressee hereof in connection with the transactions contemplated by the Indenture upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and are not to be quoted in whole or in part or otherwise referred to in any documents or instruments, or relied upon by any other person or entity, without our prior written consent. The information set forth herein is as of the date of this opinion letter, and we disclaim any undertaking to advise you of any changes which thereafter may be brought to our attention.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                        Sincerely,

                                        KOHRMAN JACKSON & KRANTZ P.L.L.


                                        By: /s/ Kohrman Jackson & Krantz P.L.L.
                                           ------------------------------------
                                                Marc C. Krantz, Esq., a partner




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                                    EXHIBIT A

                    DOMESTIC SUBSIDIARIES OF HAWK CORPORATION


Friction Products Co., an Ohio corporation

Hawk Brake, Inc., an Ohio corporation

Logan Metal Stampings, Inc., an Ohio corporation

S.K. Wellman Holdings, Inc., a Delaware corporation

S.K. Wellman Corp., a Delaware corporation

Wellman Friction Products U.K. Corp., a Delaware corporation

Helsel, Inc., a Delaware corporation

Hutchinson Products Corporation, a Delaware corporation